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                                                                   EXHIBIT 23(a)


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-02655 and 33-65384) of Connectivity Technologies Inc. of our report dated March 12, 1999, with respect to the consolidated financial statements of Connectivity Technologies Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 1998.



                                               ERNST & YOUNG LLP



Boston, Massachusetts
April 9, 1999